SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2010, we amended the Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek, our President.  The term of the amended agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  For Mr. Kurtanjek’s consent to extend the agreement, we granted him a five-year incentive warrant to purchase up to 1,000,000 shares of our common stock at $1.50 per share.  The warrant will vest and become fully exercisable if on or before June 30, 2011, the closing price of our common stock is at least $2.00 per share for five consecutive trading days, if on or before December 31, 2012, the closing price is at least $2.50 per share for five consecutive trading days, or if on or before December 31, 2015, the closing price is at least $3.00 per share for five consecutive trading days.  Mr. Kurtanjek will also be entitled to participate in our annual management share compensation pool.  Under the amended agreement we have agreed to pay a monthly fee of $15,410, plus reimbursable out-of-pocket expenses.  Either party may terminate the amended agreement without cause upon six months’ written notice and at any time for cause.  The amended agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.

On February 7, 2010, we adopted a new Management Services Agreement with 0834406 BC Ltd., a corporation created under the laws of British Columbia, Canada, an entity controlled by Charles E. Jenkins, our CFO.  This new agreement replaced the former Management Services Agreement dated September 1, 2006, with Mr. Jenkins under which he provided services as our part-time Chief Financial Officer.  The former agreement expired on December 31, 2009, and the new agreement became effective on January 1, 2010.  Under the new agreement he is to provide the same services as under the prior agreement. The term of the new agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  Under the new agreement we have agreed to pay a monthly fee of $6,900, plus reimbursable out-of-pocket expenses.  Either party may terminate the agreement without cause upon three months’ written notice and at any time for cause.  The new agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.

On February 8, 2010, we amended the Management Services Agreement dated effective August 1, 2009, with Chapelle Capital Corp., a company partly owned by Brian Flower, our Executive Chairman.  The term of the amended agreement is for a period of five years through December 31, 2015, and may be extended for additional one-year terms unless it is terminated during the extended periods by either party.  For Mr. Flower’s consent to extend the agreement, we granted him a five-year incentive warrant to purchase up to 1,000,000 shares of our common stock at $1.50 per share.  The warrant will vest and become fully exercisable if on or before June 30, 2011, the closing price of our common stock is at least $2.00 per share for five consecutive trading days, if on or before December 31, 2012, the closing price is at least $2.50 per share for five consecutive trading days, or if on or before December 31, 2015, the closing price is at least $3.00 per share for five consecutive trading days.  Mr. Flower will also be entitled to participate in our annual management share compensation pool.  Under the amended agreement we have agreed to pay a monthly fee of $13,340, plus reimbursable out-of-pocket expenses.  Either party may terminate the agreement without cause upon six months’ written notice and at any time for cause.  The amended agreement also provides for severance payments in the event of termination upon a change of control and maintaining the confidentiality of any proprietary information.

Item 3.02	Unregistered Sales of Equity Securities

On February 8, 2010, we granted bonuses of 720,000 fully vested shares of common stock to management for past services performed in 2008 and 2009.  The shares were granted under our employee benefit plan adopted in February 2010 described below.  We granted 252,000 shares to Mr. Kurtanjek, 252,000 shares to an entity owned by Mr. Flower, 72,000 shares to Mr. Jenkins, 54,000 shares to an entity owned by Mr. Crosby, 54,000 shares to Christian Feddersen, an employee in Chile, and 36,000 shares to Maria Eugenia Moscosco, an employee in Chile.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares.  They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance.  No selling commissions were paid in connection with the grant of the shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In February 2010 we finalized the terms of our 2010 employee benefit plan for officers, directors, and employees to increase stockholder value and the success of the company by motivating members of management to provide services to the company and perform to the best of their abilities, to achieve the company’s objectives, and to allow us to minimize the cash component of compensation while at the same time providing a sufficiently attractive overall compensation plan with which to attract and retain management.  The plan will be open to directors, officers or employees of or consultants to our company or an affiliate of the company.  The pool will consist of up to 1% of the outstanding shares at the end of each year.  Participants in the pool will be determined by our Executive Chairman subject to approval by the Compensation Committee.

On February 8, 2010, we granted Mr. Kurtanjek 252,000 fully vested shares valued at $289,800 for services provided in 2008 and 2009; we granted Mr. Jenkins 72,000 fully vested shares valued at $82,800 for services provided in 2008 and 2009; and we granted 252,000 fully vested shares valued at $289,800 for services provided in 2008 and 2009.  The shares were granted under the employee benefit plan finalized in February 2010, described above.

As described in Item 1.01 above, we amended our management services agreement with Mr. Kurtanjek, our President, and Chapelle Capital Corp., an entity controlled by Mr. Flower, our Executive Chairman.  We also entered into a new management services agreement with an entity controlled by Mr. Jenkins, our CFO.  The information set forth in Item 1.01 with respect to these amendments and new agreement is hereby incorporated herein by reference.

Item 8.01	Other Events

In January 2010 the Board of Directors approved in principle the adoption of a shareholder rights plan the effect of which would be to protect the current shareholders from any unwelcomed takeover attempt of the company.  Management is in the process of determining the nature of a plan but has not completed any preliminary draft of the plan or determined any specifics related to the proposed plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: February 11, 2010	By:	/s/ Charles E. Jenkins
Charles E. Jenkins, CFO